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                                                                 EXHIBIT (a)(3)

                                OFFER TO EXCHANGE

              AMERICAN DEPOSITARY SHARES (CUSIP NUMBER 752344309),
        EACH REPRESENTING TWO ORDINARY SHARES, PAR VALUE $0.10 PER SHARE
                                       OF
                           RANDGOLD RESOURCES LIMITED

                                       FOR

                             ALL OF THE OUTSTANDING
          RULE 144A GLOBAL DEPOSITARY SHARES (CUSIP NUMBER 752344408),
        EACH REPRESENTING TWO ORDINARY SHARES, PAR VALUE $0.10 PER SHARE
                                       OF
                           RANDGOLD RESOURCES LIMITED

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON AUGUST 16, 2002, UNLESS THE EXCHANGE OFFER IS EXTENDED.

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To Our Clients:

         Enclosed for your consideration is the exchange offer prospectus dated July 17, 2002, relating to the exchange offer by Randgold Resources Limited, a company incorporated under the laws of Jersey, Channel Islands, to exchange one of its American Depositary Shares (CUSIP Number 752344309), or ADSs, each ADS representing two of its ordinary shares, par value $0.10 per share, for every one of its outstanding Rule 144A Global Depositary Shares (CUSIP Number 752344408), or Rule 144A GDSs, each Rule 144A GDS representing two of its ordinary shares, upon the terms and subject to the conditions of the exchange offer described in the exchange offer prospectus.

         WE HOLD RULE 144A GDSs FOR YOUR ACCOUNT. A TENDER OF SUCH RULE 144A GDSs CAN BE MADE ONLY BY US PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, WE REQUEST INSTRUCTION AS TO WHETHER YOU WISH US TO TENDER ON YOUR BEHALF ANY OR ALL RULE 144A GDSs HELD FOR YOUR ACCOUNT PURSUANT TO THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER SET FORTH IN THE EXCHANGE OFFER PROSPECTUS. A FORM OF INSTRUCTIONS IS ENCLOSED.

         Please note the following:

                  1. The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on August 16, 2002, the expiration date, unless the exchange offer is extended. If you wish to tender your Rule 144A GDSs in the exchange offer, please instruct us sufficiently in advance of the expiration date.

                  2. The exchange offer is being made for all issued and outstanding Rule 144A GDSs. For every Rule 144A GDS validly tendered in the exchange offer, you will receive one ADS. See "The Exchange Offer--Terms of the Offer" and "The Exchange Offer--How to Tender" in the exchange offer prospectus.

                     PLEASE NOTE THAT THE ENCLOSED FORM OF INSTRUCTIONS SHOULD BE USED ONLY TO INSTRUCT US TO TENDER YOUR RULE 144A GDSs IN THE EXCHANGE OFFER.

                  3. Tenders of Rule 144A GDSs may be withdrawn as described under "The Exchange Offer--Withdrawal Rights" in the exchange offer prospectus.

                  4. The exchange offer is subject to the conditions set forth in the exchange offer prospectus. See "The Exchange Offer--Conditions" in the exchange offer prospectus.

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                  5. Notwithstanding any other provision of the exchange offer, delivery of ADSs for Rule 144A GDSs accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of:

                     o confirmation of a book-entry transfer of such Rule 144A GDSs into the applicable account of the exchange agent at The Depository Trust Company, or DTC, along with an agent's message, upon the terms described in the exchange offer prospectus, pursuant to the procedures set forth under "The Exchange Offer--How to Tender" and "The Exchange Offer--Acceptance of Tenders" in the exchange offer prospectus; and

                     o written confirmation from Randgold Resources Limited of its acceptance of validly tendered Rule 144A GDSs to be exchanged for ADSs.

                  6. Upon completion of the exchange offer, Randgold Resources Limited intends to terminate the Rule 144A deposit agreement according to its terms and to terminate the listing of the Rule 144A GDSs on The PORTAL Market. Accordingly, if you hold Rule 144A GDSs at the completion of the exchange offer, the trading market for the Rule 144A GDSs may be reduced substantially. See "Important Notice to Holders and Beneficial Owners of Rule 144A GDSs" and "The Exchange Offer--Effects of the Exchange Offer and Consequences of Failure to Exchange" in the exchange offer prospectus.

                  7. By signing the form of Instructions, you will make the following acknowledgments and representations set forth in the form of
         Instructions:

                     o You will acknowledge that the exchange offer is being made in reliance upon interpretations by the Staff of the Securities and Exchange Commission, set forth in several no-action letters issued to third parties. The ADSs issued in exchange for the Rule 144A GDSs pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder that is an "affiliate" or "promoter" of Randgold Resources Limited within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such ADSs are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such ADSs. If you are not a broker-dealer, you will represent that you are not engaged in, and do not intend to engage in, a distribution of the ADSs. If you are a broker-dealer that will receive ADSs for your own account in exchange for Rule 144A GDSs, you will represent that such Rule 144A GDSs were acquired as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such ADSs. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                     o You will represent that (i) the ADSs acquired pursuant to the exchange offer are being obtained in the ordinary course of your business, (ii) you are not participating in, and have no arrangements with, any person to participate in, the distribution of such ADSs of Randgold Resources Limited, (iii) you are not an "affiliate" or "promoter" as such terms are defined in Rule 405 under the Securities Act, of Randgold Resources Limited or, if you are an affiliate or promoter, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) you are not a broker-dealer that purchased the Rule 144A GDSs directly from Randgold Resources Limited for resale pursuant to Rule 144A under the Securities Act or another available exemption under the Securities Act.




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         If you wish to have us tender any or all of the Rule 144A GDSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the enclosed form of Instructions. If you authorize the tender of your Rule 144A GDSs, all such Rule 144A GDSs held for your account will be tendered unless otherwise specified in your instructions. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF TO THE EXCHANGE AGENT PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 16, 2002.



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